UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 19, 2005

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127

(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification Number)
of Incorporation)

1301 First Avenue, Columbus, Georgia	31901

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02. Termination of a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.03. Material Modification to Rights of Security Holders
Item 9.01. Financial Statements and Exhibits
Signatures
EXHIBIT INDEX
EX-4.1 SUPPLEMENTAL INDENTURE
EX-10.1 CREDIT AGREEMENT
EX-10.2 2005 CASH BONUS TARGETS
EX-10.3 FORM OF RESTRICTED STOCK GRANT AGREEMENT

Item 1.01. Entry into a Material Definitive Agreement.

Entry into a New Credit Agreement

     On May 19, 2005, Carmike Cinemas, Inc. (the “Company”) entered into a new Credit Agreement (the “Credit Agreement”), by and among the Company, as borrower, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, Bear, Stearns & Co. Inc., as sole lead arranger and sole bookrunner, Wells Fargo Foothill, Inc., as documentation agent, and Bear Stearns Corporate Lending Inc., as administrative agent. The Credit Agreement provides for new senior secured credit facilities in the aggregate principal amount of $405.0 million.

     The new senior secured credit facilities consist of:

• a $170.0 million seven year term loan facility to finance the transactions described below;

• a $185.0 million seven year delayed-draw term loan facility, with a twenty four-month commitment available to finance permitted acquisitions and related fees and expenses; and

• a $50.0 million five year revolving credit facility available for general corporate purposes.

In addition, the Credit Agreement provides for future increases (subject to certain conditions and requirements) to the revolving credit and term loan facilities in an aggregate principal amount of up to $125.0 million.

     The Company used the $170.0 million term loan, in addition to approximately $4.4 million of available cash, to (1) fund the $66.0 million purchase price of the previously announced acquisition of George G. Kerasotes Corporation (“GKC Theatres”), (2) repay borrowings of approximately $101.2 million (including principal, interest and fees) under the Former Term Loan Facility (as defined below), (3) repay approximately $5.1 million of outstanding borrowings (including accrued interest and fees) under the Former Revolving Credit Facility (as defined below), and (4) pay related fees and expenses. The Company did not draw upon the new revolving credit facility in connection with these transactions.

     In connection with the transactions described above, the Company terminated its Credit and Guarantee Agreement for a $50 million senior secured first priority revolving credit facility, dated as of February 4, 2004 (the “Former Revolving Credit Facility”), and repaid approximately $5.1 million, which included $5.0 million in unpaid outstanding principal and $0.1 million in accrued interest and fees.

     Also, in connection with the transactions described above, the Company terminated its Credit and Guarantee Agreement for a $100 million senior secured second priority credit facility,

dated as of February 4, 2004 (the “Former Term Loan Facility”), and repaid approximately $98.8 million in principal and $444,000 of accrued interest and paid $2.0 million in prepayment fees.

     The interest rate for borrowings under the new term loan facilities is set from time to time at the Company’s option (subject to certain conditions set forth in the Credit Agreement) at either: (1) a specified base rate plus 1.50% or (2) the Eurodollar Base Rate (as defined in the Credit Agreement) divided by the difference between one and the Eurocurrency Reserve Requirements (as defined in the Credit Agreement) plus 2.50%. The final maturity date of the new term loan facilities is May 19, 2012.

     The interest rate for borrowings under the new revolving credit facility for the initial six-month period is set from time to time at the Company’s option (subject to certain conditions set forth in the Credit Agreement) at either: (1) a specified base rate plus 1.25% or (2) the Eurodollar Base Rate divided by the difference between one and the Eurocurrency Reserve Requirements plus 2.25%. Thereafter, the applicable rates of interest under the new revolving credit facility are based on the Company’s consolidated leverage ratio, with the margins applicable to base rate loans ranging from 0.50% to 1.25%, and the margins applicable to Eurodollar Loans (as defined in the Credit Agreement) ranging from 1.50% to 2.25%. The final maturity date of the new revolving credit facility is May 19, 2010.

     The Credit Agreement requires that mandatory prepayments be made with respect to the new senior secured credit facilities from (1) 100% of the net cash proceeds from certain asset sales and dispositions and issuances of certain debt, (2) various percentages (ranging from 75% to 0% depending on the Company’s consolidated leverage ratio) of excess cash flow as defined in the Credit Agreement, and (3) 50% of the net cash proceeds from the issuance of certain equity and capital contributions.

     The new senior secured credit facilities contain covenants which, among other things, restrict the Company’s ability, and that of its restricted subsidiaries, to:

•	pay dividends or make any other restricted payments;

•	incur additional indebtedness;

•	create liens on its assets;

•	make certain investments;

•	sell or otherwise dispose of assets;

•	consolidate, merge or otherwise transfer all or any substantial part of its assets;

•	enter into transactions with its affiliates; and

•	engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

     The new senior secured credit facilities also contain financial covenants that require the Company to maintain specified ratios of funded debt to adjusted EBITDA and adjusted EBITDA to interest expense. The terms governing each of these ratios are defined in the Credit Agreement.

     Generally, the new senior secured credit facilities do not place restrictions on the Company’s ability to make capital expenditures. However, the Company may not make any capital expenditure if any default or event of default under the Credit Agreement has occurred and is continuing or would result therefrom, or if such default or event of default would occur as a result of a breach of certain financial covenants contained in the Credit Agreement on a pro forma basis after giving effect to the capital expenditure.

     The Company’s failure to comply with any of these covenants, including compliance with the financial ratios, is an event of default under the new senior secured credit facilities, in which case, the administrative agent may, and if requested by the lenders holding a certain minimum percentage of the commitments shall, terminate the revolving credit facility and the delayed draw term loan commitments with respect to additional advances and may declare all or any portion of the obligations under the revolving credit facility and the term loan facilities due and payable. As of the date the Company entered into these facilities, it believed it was in compliance with all of the financial covenants. Other events of default under the new senior secured credit facilities include:

• the Company’s failure to pay principal on the loans when due and payable, or its failure to pay interest on the loans or to pay certain fees and expenses (subject to applicable grace periods);

• the occurrence of a change of control (as defined in the Credit Agreement); or

• a breach or default by the Company or its subsidiaries on the payment of principal of any Indebtedness (as defined in the Credit Agreement) in an aggregate amount greater than $5.0 million.

     The new senior secured credit facilities are guaranteed by each of the Company’s subsidiaries and secured by a perfected first priority security interest in substantially all of the Company’s present and future assets.

     The Company may voluntarily pre-pay the term loans, in whole or in part, without premium or penalty.

     There are no material relationships between the Company and the other parties to the Credit Agreement other than in respect of the Credit Agreement. However, Bear, Stearns & Co. Inc. has previously served as an underwriter for the Company’s securities, Wells Fargo Foothill, Inc. has served as administrative agent and collateral agent in connection with the Company’s Former Revolving Credit Facility and certain lenders under the Credit Agreement may have from time to time served as lenders under the Company’s Former Revolving Credit Facility or Former

Term Loan Facility. Affiliates of Bear, Stearns & Co. Inc. and other lenders under the Credit Agreement have engaged in and may in the future engage in investment banking and other commercial dealings with the Company in the ordinary course of business.

     The foregoing description of the Credit Agreement is a general description only and is qualified it its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Entry into a Supplemental Indenture

     In connection with the completion of the previously announced acquisition of GKC Theatres, on May 19, 2005 the Company executed a supplemental indenture (the “Supplemental Indenture”) by and among Eastwynn Theatres, Inc., Wooden Nickel Pub, Inc., Military Services, Inc., (the “Original Guarantors”) Conway Theaters, LLC, George G. Kerasotes Corporation, GKC Michigan Theatres, Inc., GKC Theatres, Inc. and GKC Indiana Theatres, Inc., (the “Guaranteeing Subsidiaries”), as subsidiaries of the Company, Wells Fargo Bank, National Association (successor by merger with Wells Fargo Bank Minnesota, National Association), as trustee (the “Trustee”), and the Company. The Supplemental Indenture amends and supplements that certain indenture (the “Indenture”) dated as of February 4, 2004, by and among the Company, the Original Guarantors and the Trustee, under which the Company’s 7.500% Senior Subordinated Notes due 2014 (the “Notes”) were issued.

     The Supplemental Indenture provides for the Guaranteeing Subsidiaries to unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the same terms and conditions as the Original Guarantors.

     Wells Fargo Foothill, Inc., an affiliate of Wells Fargo Bank, National Association, has served as administrative agent and collateral agent in connection with the Company’s Former Revolving Credit Facility and currently serves as documentation agent under the Credit Agreement. Otherwise, there are no material relationships between the Company and Wells Fargo Bank, National Association other than in respect of the Indenture and the Supplemental Indenture.

     The foregoing description of the Supplemental Indenture is a general description only and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

2005 Cash Bonus Targets for Named Executive Officers

     On May 19, 2005, the Compensation and Nominating Committee of the Company’s Board of Directors set financial and operating goals related to the 2005 cash bonus targets for the Company’s named executive officers. The financial goals are related to the achievement of specified levels of EBITDA, and the operating goals relate to the achievement of certain non-financial objectives. The Company does not publish these objectives because doing so would disclose confidential business information. A written description of the total 2005 cash bonus targets for the named executive officers are set forth in Exhibit 10.2, which is attached hereto and incorporated herein by reference.

Form of Restricted Stock Grant Agreement for Directors

     On May 19, 2005, each of the Company’s non-employee directors received a grant of 250 restricted shares of common stock which vest on the earlier of (1) death or disability of the director or (2) one year from the date of grant. These shares of restricted stock were issued pursuant to the Company’s 2004 Incentive Stock Plan. A form of the restricted stock grant agreement to be executed in connection with these shares is attached hereto as Exhibit 10.3 and incorporated herein by reference

Item 1.02. Termination of a Material Definitive Agreement.

     The information set forth in Item 1.01 related to the Former Revolving Credit Facility and the Former Term Loan Facility is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information set forth in Item 1.01 related to the Credit Agreement and the Supplemental Indenture is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

     The information set forth in Item 1.01 related to the Supplemental Indenture is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 4.1	Supplemental Indenture, dated as of May 19, 2005, by and among Carmike Cinemas, Inc., the Guaranteeing Subsidiaries named therein, and Wells Fargo Bank, National Association (successor by merger with Wells Fargo Bank Minnesota, National Association), as Trustee.

Exhibit 10.1	Credit Agreement, dated as of May 19, 2005, by and among Carmike Cinemas, Inc., as Borrower, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, Bear, Stearns & Co. Inc., as Sole Lead Arranger and Sole Bookrunner, Wells Fargo Foothill, Inc., as Documentation Agent, and Bear Stearns Corporate Lending Inc., as Administrative Agent.

Exhibit 10.2	2005 Cash Bonus Targets for the Named Executive Officers.

Exhibit 10.3	Form of Restricted Stock Grant Agreement for Directors pursuant to the Carmike Cinemas, Inc. 2004 Incentive Stock Plan.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.

Date: May 25, 2005	By:	/s/ Martin A. Durant

Martin A. Durant Senior Vice President – Finance, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 4.1	Supplemental Indenture, dated as of May 19, 2005, by and among Carmike Cinemas, Inc., the Guaranteeing Subsidiaries named therein, and Wells Fargo Bank, National Association (successor by merger with Wells Fargo Bank Minnesota, National Association), as Trustee.

Exhibit 10.1	Credit Agreement, dated as of May 19, 2005, by and among Carmike Cinemas, Inc., as Borrower, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, Bear, Stearns & Co. Inc., as Sole Lead Arranger and Sole Bookrunner, Wells Fargo Foothill, Inc., as Documentation Agent, and Bear Stearns Corporate Lending Inc., as Administrative Agent.

Exhibit 10.2	2005 Cash Bonus Targets for the Named Executive Officers.

Exhibit 10.3	Form of Restricted Stock Grant Agreement for Directors pursuant to the Carmike Cinemas, Inc. 2004 Incentive Stock Plan.